Exhibit 5

[Dinsmore & Shohl LLP Letterhead]

November 28, 2012

Board of Directors
LCNB Corp.
2 North Broadway
Lebanon, Ohio 45036

Re: Form S-4 Registration Statement

We have acted as counsel to LCNB Corp, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-4 filed by the Company under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), relating to the proposed issuance of up to 888,888 common shares, each with no par value (the “Shares”), of the Company in connection with the consummation of the merger transaction contemplated by, and upon the terms and subject to the conditions of, the Agreement and Plan of Merger dated as of October 9, 2012 (the “Merger Agreement”), by and between the Company and First Capital Bancshares, Inc., an Ohio corporation (“First Capital”).

In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect (the “Articles”); (iv) the Regulations of the Company, as currently in effect (the “Regulations”); and (v) the resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and approving the Merger Agreement and the transactions contemplated thereby. In addition, we have examined such authorities of law and other documents and matters as we have deemed necessary or appropriate for purposes of this opinion. We have also relied upon such oral or written statements and representations of officers and other representatives of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for this opinion.

In our examinations of the aforesaid documents and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the legal capacity of all individuals who have executed and delivered any of the aforesaid documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us; and (c) subject to approval by the First Capital shareholders and all applicable federal and state banking authorities, that First Capital had and has the power, corporate and otherwise, to enter into and perform all of its obligations under the Merger Agreement, and that the Merger Agreement has been duly authorized, executed and delivered by First Capital and constitutes the valid and binding obligation of First Capital, enforceable against First Capital in accordance with its terms.

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

As used herein, the phrase “validly issued” means that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under Chapter 1701 of the Ohio Revised Code and the Company’s Articles and Regulations.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized by the Company and, when the Registration Statement has become effective under the Act and the Shares proposed to be issued pursuant to the Registration Statement have been issued and delivered as contemplated under the terms of such effective Registration Statement and in accordance with the terms and conditions of the Merger Agreement, such Shares will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar of the State of Ohio and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and of the United States of America. This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement and in the prospectus/proxy statement included in the Registration Statement as having passed on the validity of the Shares of the Company proposed to be issued and delivered as contemplated by the terms of the Merger Agreement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or otherwise used by any person without our prior written consent.

Respectfully,

DINSMORE & SHOHL LLP

/s/ Dinsmore & Shohl LLP